As filed with the Securities and Exchange Commission on January 27, 2009
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BMP SUNSTONE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0434726
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

David Gao
President and Chief Executive Officer
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400	600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462	Plymouth Meeting, Pennsylvania 19462
(610) 940-1675	(610) 940-1675

(Address, Including Zip Code, and Telephone Number, Including	(Name, Address, Including Zip Code, and Telephone Number,
Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Agent for Service)
Copy to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                     .
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                     .
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Aggregate
Title Of Each Class of Securities		Offering	Amount Of
To Be Registered	Amount to be Registered(1)	Price(2)	Registration Fee(2)(3)
Senior debt securities	—	—	—
Subordinated debt securities	—	—	—
Common stock, $0.001 par value per share(4)	—	—	—
Preferred Stock	—	—	—
Units	—	—	—
Stock purchase contracts	—	—	—
Stock purchase units	—	—	—
Total	$70,000,000	$70,000,000	$2,751

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $70,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $70,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, warrants, stock purchase contracts or any stock purchase units. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3)	Amount calculated pursuant to Section 6(b) under the Securities Act.

(4)	Includes an indeterminate number of shares of the Registrant’s common stock that may be issuable in connection with the securities registered hereby by reason of stock splits, stock dividends or other adjustments under certain conditions in accordance with Rule 416 of the Securities Act.
The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2009
PROSPECTUS
BMP SUNSTONE CORPORATION
$70,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units
Stock Purchase Contracts
Stock Purchase Units
BMP Sunstone Corporation may offer up to $70,000,000 of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, units, contracts to purchase shares of common stock and/or stock purchase units, from time to time. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $70,000,000.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time or issue these securities as compensation to such agents, underwriters or dealers for making such sales. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is traded on The NASDAQ Global Market under the trading symbol “BJGP.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
Investing in our securities involves a high degree of risk. See “Risk Factors” commencing on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2009.

About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 34 of this prospectus.
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to BMP Sunstone Corporation and its subsidiaries.
You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date stated on their respective covers, regardless of the time of delivery of this prospectus or of any sale of securities.

About BMP Sunstone Corporation
BMP Sunstone Corporation (formerly known as Beijing Med-Pharm Corporation), a Delaware corporation, is a fully integrated specialty pharmaceutical company focused on the commercialization of branded prescription and over-the-counter, or OTC, products in The People’s Republic of China. Through our subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd., we manufacture, market and distribute OTC products in China. Through Beijing Medpharm Co. Ltd. and Beijing Wanwei Pharmaceutical Co., Ltd., we market, promote and distribute prescription products exclusively licensed from foreign pharmaceutical companies. In addition, Beijing Wanwei Pharmaceutical Co., Ltd. offers domestic pharmaceutical manufacturers in China distribution services and Beijing Medpharm Co. Ltd. offers foreign pharmaceutical manufacturers ready to enter the China markets a package of market entry services. Our services include pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; OTC marketing to retail pharmacies; and pharmaceutical distribution.
Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.bmpsunstone.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

Risk Factors
Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2007, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements
This prospectus and the documents incorporated into this prospectus by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements.
The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain, including, among others: difficulties in acquiring complementary businesses or in integrating acquired businesses; delays in product introduction and marketing or interruptions in supply; our inability to compete successfully against new and existing competitors; adverse economic, political or social conditions in China; our inability to attract and retain key personnel; our inability to effectively market our services or obtain and maintain arrangements with manufacturers and distributors; and a slowdown in the Chinese economy.
In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends
Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and tax-adjusted preferred stock dividends were as follows for the periods indicated in the table below. See Exhibit 12.1 for explanation of the calculations and key terms.

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2003	2004	2005	2006	2007	2008
	(in thousands, except for ratios)
Ratio of earnings to fixed charges and preference dividends (1)	1.3	NM	NM	NM	NM	0.5
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends	$33	$(2,242)	$(5,377)	$(6,639)	$(10,454)	$2,512

(1)	For purposes of computing these ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends, fixed charges consist of interest expense, including amortized discounts related to indebtedness and an estimated interest component of rent. Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus fixed charges and preference dividends, and were insufficient to cover fixed charges and preference dividends by $2,302 in 2004, $5,644 in 2005, $6,796 in 2006, $11,620 in 2007, and $2,363 for the nine months ended September 30, 2008

NM — Not meaningful

Use of Proceeds
We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, potential joint ventures with or minority interests in various enterprises, research and development, the financing of capital expenditures, integration of any businesses we acquire into our existing business, and other general corporate purposes, including principally working capital and capital expenditures.
The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we intend to place the net proceeds in interest-bearing, investment grade securities.

Dividend Policy
We have never declared any cash dividends and do not anticipate paying cash dividends in the near future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors that our board of directors considers relevant.

The Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•	senior debt securities;

•	subordinated debt securities;

•	common stock and related rights;

•	preferred stock;

•	warrants;

•	units;

•	stock purchase contracts; or

•	stock purchase units.
If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Description of Debt Securities
In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Denominations, Registration and Transfer.”
General
The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” The trustee under each of the senior debt indenture and the subordinated debt indenture will be The Bank of New York Mellon. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the forms of indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the trustee.
The following summary briefly describes the material provisions of the indentures and the debt securities, other than pricing and related terms, which will be disclosed for a particular issuance in the applicable prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the applicable indenture. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Throughout the summary we have included parenthetical references to the indenture sections, which, except for subordination provisions addressed only in the subordinated debt, are the same in each document, to help you locate the provisions being discussed.
The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
• the title or designation;
• whether the debt is senior or subordinated;
• the aggregate principal amount offered and authorized denominations;
• the initial public offering price;
• the maturity date or dates;
• any sinking fund or other provision for payment of the debt securities prior to their stated maturity;
• whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;
• if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

• if the debt securities are floating rate debt securities, the method of calculating the interest rate;
• if the debt securities are original issue discount debt securities, their yield to maturity;
• the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
• if other than in U.S. Dollars, the currency or currency unit in which payment will be made;
• any provisions for the payment of additional amounts for taxes;
• the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
• whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;
• the terms and conditions on which the debt securities may be redeemed at our option;
• any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
• the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
• any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
• the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
• if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;
• the place where we will pay principal and interest;
• additional provisions, if any, relating to the defeasance of the debt securities;
• any United States federal income tax consequences relating to the offered securities, if material;
• the dates on which premiums, if any, will be paid;
• our right, if any, to defer payment of interest and the maximum length of this deferral period;
• any listing of the debt securities on a securities exchange; and
• any other specific terms of the debt securities.
We will issue the debt securities only in registered form. (Section 3.02) As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form.

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.
We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our “senior indebtedness” (both secured and unsecured). (Section 15.01)
In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. (Section 15.04)
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. (Section 15.02)
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments. (Section 15.03)
“Senior indebtedness” means:
• the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any senior debt security or letters of credit;
• all capitalized lease obligations;
• all hedging obligations;
• all obligations representing the deferred purchase price of property; and
• all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but “senior indebtedness” does not include:
• subordinated debt securities; and
• any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Covenants
Merger and Sale of Assets
We may not, in a single transaction or a series of related transactions:

• consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or
• transfer, sell, lease or otherwise dispose of all or substantially all of our assets, unless, in either such case:
• we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;
• immediately after giving effect to the transaction, no default on the debt securities exists; and
• an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)
Other Covenants
In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.
Modification of the Indentures
Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:
• evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;
• add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;
• add any additional events of default;
• add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;
• add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;
• secure the debt securities;
• establish the form or terms of debt securities of any series as permitted in the indentures;
• establish provisions with respect to conversion rights, if any;

• reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;
• permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;
• appoint a successor trustee under either indenture;
• cure ambiguities, defects or inconsistencies, provided that the amendment may not adversely affect the interests of holders of debt securities in any material respect;
• conform any provisions of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement; or
• maintain the qualification of the indentures under the Trust Indenture Act. (Section 9.01).
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:
• change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;
• reduce the principal amount or interest rate on any debt security;
• reduce the premium payable upon any redemption of the debt securities;
• reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;
• change the place of payment of, or type of currency for payment of, debt securities;
• impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;
• adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;
• reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;
• modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;
• adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or
• reduce or postpone any sinking fund. (Section 9.02)

Defaults
Each indenture provides that events of default regarding any series of debt securities will be:
• our failure to pay interest on any debt security of such series for 30 days when due;
• our failure to pay principal on any debt security of such series when due;
• our failure to make any deposit of any sinking fund payment when due on debt securities of such series;
• our failure to perform for 60 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities any other covenant in the relevant indenture other than a covenant (i) included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee;
• our failure to pay beyond any applicable grace period, or the acceleration (which is not rescinded or cured within 30 days of notice of acceleration) of, indebtedness in excess of $50,000,000;
• certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary; and
• the rendering of any judgment in excess of $50,000,000 against us or any material subsidiary if either an enforcement proceeding is commenced or such judgment remains outstanding for 60 days after such judgment becomes final and is not discharged, paid, waived or stayed. (Section 5.01)
In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.
If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)
No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity. (Section 6.01)
If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)
Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. (Section 5.07) In addition, these limitations also do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)
Each trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 10.05)
Defeasance
After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:
• the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;
• our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;
• the rights, powers, trusts, duties and immunities of the trustee; and
• the defeasance provisions of the indenture.
Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). The released obligations include:
• our obligations regarding delivery of reports to the trustee and holders of debt securities;
• our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and
• our obligation to present and keep in full force and effect our corporate existence.
Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient without reinvestment, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:
• in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
• in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
• no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;
• the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
• the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
• we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;
• no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and
• we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)
Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.13)
Concerning our Relationship with the Trustee
The Bank of New York Mellon also acts as the trustee for certain securities issued by us. We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.
Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.
Calculation Agents
Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
• DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
• We determine, in our sole discretion, that the global security shall be exchangeable.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Description of Capital Stock
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 20, 2009, there were 40,246,410 shares of our common stock outstanding, outstanding options to purchase 3,157,801 shares of our common stock, and outstanding warrants to purchase 1,792,693 shares of our common stock and no shares of preferred stock outstanding. Our issued and outstanding shares of common stock as of January 20, 2009 were held by 109 stockholders of record.
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
COMMON STOCK
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.
As of January 20, 2009, options to purchase a total of 3,157,801 shares of our common stock were outstanding and options to purchase 1,455,971 additional shares of our common stock were available for future grant under our 2007 Omnibus Equity Compensation Plan.
The Transfer Agent and Registrar for our common stock is StockTrans, Inc., whose address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, and whose phone number is (610) 649-7300.
Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
PREFERRED STOCK
If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:
• the series, the number of shares offered and the liquidation value of the preferred stock;
• the price at which the preferred stock will be issued;

• the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
• the liquidation preference of the preferred stock;
• the voting rights of the preferred stock;
• whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
• whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
• any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
If we offer to sell preferred stock, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors would have discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
• restricting dividends on the common stock;
• diluting the voting power of the common stock;
• impairing the liquidation rights of the common stock; and
• delaying or preventing a change in control of our company.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
• on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
• junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW
Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. Our certificate of incorporation provides that the board of directors may authorize and issue undesignated preferred stock with voting or other rights or preferences. These provisions of the bylaws and the certificate of incorporation could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.
In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
• prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:
• by persons who are directors and also officers;
• by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
• at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 662/3% of our outstanding voting stock that is not owned by the interested stockholder.
In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.
The Delaware General Corporation Law generally defines a business combination to include the following:
• any merger or consolidation involving the corporation and the interested stockholder;
• any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;
• subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
• subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Description of Warrants
We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
As of January 20, 2009, there were outstanding warrants to purchase up to 1,792,693 shares of our common stock at exercise prices between $1.15 and $12.43 per share that expire between May 2009 and November 2012.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
• the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
• the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
• the number of shares of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of preferred stock may be purchased upon such exercise;
• the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
• if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
• the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
• any antidilution provisions of the warrants;
• any redemption or call provisions applicable to the warrants; and
• United States federal income tax consequences applicable to such warrants;
• the amount of warrants outstanding as of the most recent practicable date; and
• any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants. A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.
A single bank or trust company may act as warrant agent for more than one issue of warrants. Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Description of Units
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. The applicable prospectus supplement will describe:
• the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
• the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:
• if applicable, a discussion of material United States federal income tax considerations; and
• any other information we think is important about the stock purchase contracts or the stock purchase units.

Plan of Distribution
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales our securities. We may use these methods in any combination.
BY UNDERWRITERS
We may use an underwriter or underwriters in the offer or sale of our securities.
• If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.
• We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
• The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
• to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or
• to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.
The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
BY DEALERS
We may use a dealer to sell our securities.
• If we use a dealer, such person, as principal, will sell our securities to the dealer.
• The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
• We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
BY AGENTS

We may designate agents to solicit offers to purchase our securities.
• We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
• Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
• An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
BY DELAYED DELIVERY CONTRACTS
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
• If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.
• These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.
• We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
We may distribute the securities from time to time in one or more transactions:
• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.
GENERAL INFORMATION
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
In compliance with guidelines of the Financial Institution Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters
Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
Experts
The financial statements of BMP Sunstone Corporation as of December 31, 2006 and 2007, and for each of the three years in the period ended December 31, 2007, and schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton, an independent registered public accounting firm, as indicated in their report with respect thereto (which report excludes an opinion on the financial statements of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary, an equity method investment, and expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109,” effective as of January 1, 2007), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
The consolidated balance sheets of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary (“Sunstone China”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the consolidated financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
The consolidated balance sheet of Sunstone China as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the two-month period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to offers and resales of shares of our common stock by us identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Information Incorporated By Reference
The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.
• Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;
• Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
• Our Current Reports on Form 8-K filed with the SEC on January 4, 2008, January 18, 2008, February 1, 2008, February 21, 2008, April 4, 2008, April 14, 2008, April 21, 2008, May 2, 2008, June 9, 2008, June 25, 2008, July 18, 2008, October 10, 2008, December 29, 2008, January 8, 2009 and January 22, 2009; and
• The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Indemnification Of Directors And Officers
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
• for any breach of the director’s duty of loyalty to the registrant or its stockholders;
• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
• under Section 174 of the Delaware General Corporation Law; or
• for a transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud. In addition to indemnification provided for in our charter documents, we have entered into agreements with our executive officers providing for, among other things, indemnification to the fullest extent permitted by law from any and all liability, costs and expenses which may be assessed against the executive officer by reason of the performance of his responsibilities and duties under the terms of their employment agreement, provided such liability does not result from the willful misconduct or gross negligence of the executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Part II
Information Not Required In Prospectus
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by BMP Sunstone Corporation. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee—Securities and Exchange Commission	$2,751
Legal fees and expenses	$100,000
Blue sky qualification fees and expenses	$10,000
Transfer agent and registrar fees	$15,000
Trust fees and expenses	$30,000
Accounting fees and expenses	$80,000
Printing and engraving expenses	$15,000
Miscellaneous	$122,249
Total Expenses	$375,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
• for any breach of the director’s duty of loyalty to the registrant or its stockholders;
• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
• under Section 174 of the Delaware General Corporation Law; or
• for a transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud. In addition to indemnification provided for in our charter documents, we have entered into agreements with our executive officers providing for, among other things, indemnification to the fullest extent permitted by law from any and all liability, costs and expenses which may be assessed against the executive officer by reason of the performance of his responsibilities and duties under the terms of their employment agreement, provided such liability does not result from the willful misconduct or gross negligence of the executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES.

Exhibit
Number	Description

1 .01	Form of Underwriting Agreement*

1 .02	Form of Placement Agent Agreement*

3 .01	Amended and Restated Certificate of Incorporation (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

3 .02	Certificate of Designation of Preferred Stock*

3 .03	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2007)

4 .01	Form of Senior Debt Indenture

4 .02	Form of Subordinated Debt Indenture

4 .03	Form of Warrant Agreement (Stock) (including form of Warrant)*

4 .04	Form of Warrant Agreement (Debt) (including form of Warrant)*

4 .05	Form of Stock Purchase Contract Agreement*

4 .06	Form of Stock Purchase Unit Agreement*

5 .01	Opinion of Morgan, Lewis & Bockius LLP

12 .01	Statements regarding computation of ratios

23 .01	Consent of Grant Thornton

23 .02	Consent of KPMG Huazhen

23 .03	Consent of KPMG

23 .04	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)

24 .01	Power of Attorney (Included on signature page)*

25 .01	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities)

25 .02	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Subordinated Debt Securities)

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.
ITEM 17. UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser: (i) if the registrant is relying on 430B:
(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, in the Commonwealth of Pennsylvania, on January 27, 2009.

BMP SUNSTONE CORPORATION
By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
     We, the undersigned officers and directors of BMP Sunstone Corporation, hereby severally constitute and appoint David Gao and Fred M. Powell and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, with full power of substitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith, any and all pre-effective and post-effective amendments to said Registration Statement and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to file each of the same, with all exhibits thereto, and other documents in connection therewith and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BMP Sunstone Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer and
/s/ David Gao	Director (Principal Executive Officer)	January 27, 2009
David Gao

Chief Financial Officer (Principal
/s/ Fred M. Powell Fred M. Powell	Financial and Accounting Officer)	January 27, 2009

/s/ Martyn D. Greenacre	Chairman	January 27, 2009
Martyn D. Greenacre

/s/ George Bickerstaff	Director	January 27, 2009
George Bickerstaff

/s/ Jack M. Ferraro Jack M. Ferraro	Director	January 27, 2009

/s/ Frank J. Hollendoner	Director	January 27, 2009
Frank J. Hollendoner

/s/ John W. Stakes, M.D.	Director	January 27, 2009
John W. Stakes, M.D.

/s/ Albert Yeung	Director	January 27, 2009
Albert Yeung

/s/ Zhiqiang Han	Director	January 27, 2009
Zhiqiang Han

/s/ Zhijun Tong	Director	January 27, 2009
Zhijun Tong

Exhibit index

Exhibit
Number	Description

1 .01	Form of Underwriting Agreement*

1 .02	Form of Placement Agent Agreement*

3 .01	Amended and Restated Certificate of Incorporation (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

3 .02	Certificate of Designation of Preferred Stock*

3 .03	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2007)

4 .01	Form of Senior Debt Indenture

4 .02	Form of Subordinated Debt Indenture

4 .03	Form of Warrant Agreement (Stock) (including form of Warrant)*

4 .04	Form of Warrant Agreement (Debt) (including form of Warrant)*

4 .05	Form of Stock Purchase Contract Agreement*

4 .06	Form of Stock Purchase Unit Agreement*

5 .01	Opinion of Morgan, Lewis & Bockius LLP

12 .01	Statements regarding computation of ratios

23 .01	Consent of Grant Thornton

23 .02	Consent of KPMG Huazhen

23 .03	Consent of KPMG

23 .04	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)

24 .01	Power of Attorney (Included on signature page)*

25 .01	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities)

25 .02	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Subordinated Debt Securities)

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.